                                                                   EXHIBIT 21.1
-------------------------------------------------------------------------------
NAME                                             JURISDICTION OF INCORPORATION
-------------------------------------------------------------------------------
Agricultural Supply, Inc.                        Delaware
-------------------------------------------------------------------------------
Aspen Consulting Companies, Inc.                 Colorado
-------------------------------------------------------------------------------
Mitigation Services, Inc.                        Delaware
-------------------------------------------------------------------------------
Turf Partners, Inc.                              Delaware
-------------------------------------------------------------------------------
Yuma Acquisition Sub. Inc.                       Delaware
-------------------------------------------------------------------------------